As filed with the Securities and Exchange Commission on December 29, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TELECOM ITALIA CAPITAL société anonyme			TELECOM ITALIA S.p.A. (Exact name of registrant as specified in its charter)
(Exact name of registrant as specified in its charter)
Luxembourg	4899	Not Applicable	Republic of Italy	4899	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12, rue Eugène Ruppert L-2453 Luxembourg Tel: 011-352-4560601 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)			Piazza degli Affari, 2 20123 Milan Italy Tel: 011-39-02-85951 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Telecom Italia Sparkle of North America, Inc. 745 Fifth Avenue 27th Floor New York, New York 10151 Tel: (212) 310-9000 Fax: (212) 310-9001			Telecom Italia Sparkle of North America, Inc. 745 Fifth Avenue 27th Floor New York, New York 10151 Tel: (212) 310-9000 Fax: (212) 310-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)			(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

David A. Sirignano

Finnbarr D. Murphy

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Tel.: (212) 309-6000

Fax: (212) 309-6001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED/PROPOSED MAXIMUM AGGREGATE OFFERING PRICE PER UNIT/PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Debt Securities of Telecom Italia Capital S.A.	Indeterminate(1)	$0	(1)
Guarantee of Telecom Italia S.p.A.(2)

(1)	The Registrants are registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.
(2)	No separate consideration will be received for the guarantees in connection with the guaranteed debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

PROSPECTUS

TELECOM ITALIA CAPITAL

DEBT SECURITIES

Unconditionally Guaranteed By

TELECOM ITALIA S.p.A.

We may offer debt securities in various series from time to time through this prospectus. When we decide to sell a particular series of debt securities, we will provide specific terms of the offered securities in a prospectus supplement.

We may sell these debt securities directly or to or through underwriters or dealers, and also to other purchasers through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell debt securities unless it includes a prospectus supplement.

Investing in our securities involves risks. Please refer to the risks described in the “Risk Factors” section beginning on page 9 of this prospectus as well as any document incorporated by reference in this prospectus or set forth in any accompanying prospectus supplement for a description of the risks you should consider when evaluating an investment in debt securities offered herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2008.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing the “shelf” registration or continuous offering process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities in the offering. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s Public Reference Room, as described under the heading “Where You Can Find More Information”.

When acquiring any debt securities discussed in this prospectus, you should rely on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference (see the discussion under the heading “Incorporation by Reference”). Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date set forth on the cover page of these documents.

We may sell the debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition the debt securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be considered “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

CERTAIN DEFINED TERMS

In this prospectus and any prospectus supplement, references to the “Issuer” and “TI Capital” refer to Telecom Italia Capital S.A. References to the “Guarantor” and “Telecom Italia” refer to Telecom Italia S.p.A. References to “we”, “us” and “our” refer to Telecom Italia Capital S.A. or, if the context so requires, also to Telecom Italia S.p.A. and, if the context so requires, its consolidated subsidiaries (including TI Capital S.A.). References to “Telecom Italia Group” refer to Telecom Italia S.p.A. and its consolidated subsidiaries (including TI Capital S.A.).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the exhibits thereto, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

Telecom Italia

Telecom Italia is subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers and files annual reports and other information with the SEC. You may read and copy any document Telecom Italia files with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Since November 4, 2002, Telecom Italia has been required to file and furnish its documents to the SEC on EDGAR, the SEC’s electronic filing system. All such filings made since such date can be reviewed on EDGAR by going to the SEC’s website: http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

As a foreign private issuer, Telecom Italia is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Telecom Italia’s officers, directors and controlling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Telecom Italia’s ordinary share ADSs and savings share ADSs are listed on the New York Stock Exchange and you can inspect Telecom Italia’s reports and other information at the New York Stock Exchange Inc., 20 Broad Street, New York, New York.

TI Capital

TI Capital is a directly and indirectly wholly-owned subsidiary of Telecom Italia, organized under the laws of Luxembourg. TI Capital does not, and will not, file separate reports with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	Telecom Italia can disclose important information to you by referring you to those documents; and

•

information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus, and information that Telecom Italia files with the SEC after the date of this prospectus automatically updates and supersedes this prospectus. In all cases, you should rely on the information contained in a document that was filed later over differing information included in this prospectus or any related prospectus supplement.

We are incorporating by reference the following documents:

•	Telecom Italia’s Annual Report on Form 20-F for the year ended December 31, 2007 (the “Telecom Italia Annual Report”) (File No. 001-13882) filed with the SEC on May 8, 2008;

•

Telecom Italia’s Report on Form 6-K filed with the SEC on November 19, 2008, which contains, among other things, Telecom Italia’s unaudited interim consolidated financial statements as of and for the six months ended June 30, 2008 prepared on the basis of International Financial Reporting Standards as issued by the IASB—International Accounting Standard Board (“IFRS”) and in particular in accordance with International Accounting Standard (“IAS”) No. 34 (Interim Financial Reporting);

•

Telecom Italia’s Report on Form 6-K filed with the SEC on November 19, 2008, which contains consolidated financial information of Telecom Italia as of and for the nine months ended September 30, 2008 which have been prepared in accordance with IFRS and disclosed on the basis of Italian rules and regulations; and

•	Telecom Italia’s Report on Form 6-K filed with the SEC on December 29, 2008.

We also incorporate by reference each of the following documents that Telecom Italia will file with the SEC after the date of this prospectus until we file a post-effective amendment indicating that the offering of securities made by this prospectus has been terminated:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports filed on Form 6-K that indicate they are incorporated by reference in this prospectus.

You may obtain a copy of any of the filings referred to above at no cost by contacting Telecom Italia or TI Capital at the following respective addresses:

Telecom Italia S.p.A.

Piazza degli Affari 2

20123 Milan

Italy

(+39-02-85951)

Attention: Andrea Balzarini

Telecom Italia Capital S.A.

12, rue Eugène Ruppert

L-2453

Luxembourg

(+352-4560601)

Attention: Adriano Trapletti

You should rely only on the information provided in this prospectus and any related prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any related prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

Unless otherwise indicated, the financial information incorporated by reference in this prospectus has been prepared in accordance with International Financial Reporting Standards issued by the IASB—International Accounting Standard Board (IFRS). IFRS also include all effective International Accounting Standards (IAS) and all Interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), comprising those previously issued by the Standing Interpretations Committee (“SIC”). Until December 31, 2004, Telecom Italia prepared its consolidated financial statements and other interim financial information (including quarterly and semi-annual reports) in accordance with Italian GAAP.

Pursuant to SEC Release No. 33-8567, “First-Time Application of International Financial Reporting Standards”, Telecom Italia is only required to include Selected Financial Data prepared in compliance with IFRS extracted or derived from the Consolidated Financial Statements for the years ended December 31, 2007, 2006, 2005 and 2004 (earlier periods are not required to be included). Furthermore, pursuant to SEC Release No. 33-8879, “Acceptance from Foreign Private Issuers of Financial Statements Prepared in Accordance with International Financial Reporting Standards Without Reconciliation to U.S. GAAP,” Telecom Italia includes Selected Financial Data prepared in compliance with IFRS, without reconciliation to U.S. GAAP.

The currency used by Telecom Italia in preparing its consolidated financial statements is the euro. References to “€”, “euro” and “Euro” are to the euro, and references to “U.S. dollars”, “dollars”, “U.S.$” or “$” are to U.S. dollars. For the purpose of this prospectus, “billion” means a thousand million.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER THE UNITED STATES SECURITIES LAWS

Telecom Italia is a joint stock company (Società per Azioni) organized under the laws of the Republic of Italy, and TI Capital is a company with limited liability (société anonyme) for an unlimited duration, established under the laws of Luxembourg. None of the members of the Board of Directors of TI Capital and only one member of the Board of Directors of Telecom Italia are resident in the United States. All or a substantial portion of the assets of these non-U.S. residents and of TI Capital and Telecom Italia are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon the non-U.S. resident directors or upon TI Capital or Telecom Italia or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against TI Capital or Telecom Italia in Luxembourg or Italy, as applicable. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Italy or in Luxembourg. Enforceability in Italy of final judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the federal securities laws of the United States is subject, among other things, to the absence of a conflicting judgment by an Italian court or of an action pending in Italy among the same parties arising from the same facts and circumstances and started before the U.S. proceedings, and to the Italian courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant(s), and that enforcement would not violate Italian public policy. In general, the enforceability in Italy of final judgments of U.S. courts would not require retrial in Italy, subject to the decision of the competent court of appeal ascertaining the existence, inter alia, of the above mentioned requirements and subject to challenge by the other party. In original actions brought before Italian courts, there is substantial doubt as to the enforceability of liabilities based on the U.S. federal securities laws. There is no treaty regarding the recognition and enforcement of judicial decisions between the United States and Luxembourg. As a result, a final judgment for the payment of monies obtained in a U.S. court based on the civil liability provisions of the U.S. securities laws would not directly be enforceable in Luxembourg. A party who obtains such judgment may, however, initiate enforcement proceedings in Luxembourg (“exequatur”) by requesting enforcement of the U.S. court judgment from the Luxembourg District Court (“Tribunal d’Arrondissement”), which would authorize the enforcement in Luxembourg of the U.S. court judgment, subject to, among other things, the U.S. having had proper jurisdiction, the U.S. court having applied the substantive law which would have been applied by Luxembourg courts, compliance with principles of natural justice and the U.S. court judgment not contravening Luxembourg international public policy.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus and any related prospectus supplement or any incorporated document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act, which reflect Telecom Italia’s management’s current views with respect to certain future events, trends and financial performance. Actual results may differ materially from those projected or implied in the forward-looking statements. Such forward-looking information is based on certain key assumptions which we believe to be reasonable but forward-looking information by its nature involves risks and uncertainties, which are outside of our control, that could significantly affect expected results of future events.

The following important factors could cause our actual results to differ materially from those projected or implied in any forward-looking statements:

•

the continuing impact of increased competition in a liberalized market, including competition from established domestic competitors and global and regional alliances formed by other telecommunications operators in our core Italian domestic fixed-line and wireless markets;

•

our ability to refinance existing indebtedness when due under the current uncertain conditions in the capital and bank markets; such uncertain conditions might also adversely impact liquidity already raised for refinancing purposes;

•	our ability to utilize our relationship with Telefónica (through our new shareholder structure) to attain synergies primarily in areas such as network, IT, purchasing and international mobile roaming;

•

our ability to introduce new services to stimulate increased usage of our fixed and wireless networks to offset declines in the traditional fixed-line voice business due to the continuing impact of regulatory required price reductions, market share loss, pricing pressures generally and shifts in usage patterns;

•	our ability to successfully implement our internet and broadband strategy both in Italy and abroad;

•	our ability to successfully achieve our debt reduction targets;

•	the impact of regulatory decisions and changes in the regulatory environment in Italy and other countries in which we operate;

•	the impact of economic development generally on our international business and on our foreign investments and capital expenditures;

•	our services are technology-intensive and the development of new technologies could render such services non-competitive;

•	the impact of political and economic developments in Italy and other countries in which we operate;

•	the impact of fluctuations in currency exchange and interest rates;

•	our ability to successfully implement our strategy over the 2009-2011 period;

•	our ability to achieve the expected return on the investments and capital expenditures we have made and continue to make in Brazil on mobile;

•	the amount and timing of any future impairment charges for our licenses, goodwill or other assets; and

•	the outcome of litigation, disputes and investigations in which we are involved or may become involved.

The foregoing factors should not be construed as exhaustive. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of the document in which they are contained. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date of the document in which they are contained, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

When evaluating forward-looking statements, you should also consider the risk factors set forth in the Telecom Italia Annual Report and subsequent annual reports on Form 20-F and other documents Telecom Italia files with the SEC, as well as any risk factors relating to us or a particular offering described or incorporated by reference in the applicable prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights selected information about Telecom Italia and TI Capital and provides a brief overview of the material terms of the debt securities that we may offer under this prospectus. For more information regarding the Telecom Italia Group and for a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the debt securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the debt securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference” for information about us, including our consolidated financial statements.

Description of the Companies

Telecom Italia S.p.A.

Telecom Italia S.p.A. is a joint stock company (Società per Azioni) established under Italian law with registered offices in Milan at Piazza degli Affari 2, 20123 Milan, Italy. The telephone number is + 39-02-85951. Telecom Italia is recorded in the Milan Companies Register at number 00488410010, R.E.A. number 1580695, R.A.E.E. number IT08020000000799. The duration of the company, as stated in the company’s Bylaws, extends until December 31, 2100.

The Telecom Italia Group is engaged principally in the communications sector and, particularly, in telephone and data services on fixed lines, for final retail customers and wholesale providers, in the development of fiber optic networks for wholesale customers, in innovative BroadBand services, in Internet services, in domestic and international mobile telecommunications (especially in Brazil), in the television sector using both analog and digital terrestrial technology and in the office products sector.

In its domestic Italian market, the Telecom Italia Group is both a technological and market leader in the fastest-growing segments (mobile, broadband and data transmission). The Telecom Italia Group’s international operations are concentrated mainly in Europe, the Mediterranean basin and South America.

Telecom Italia Capital

TI Capital is a limited liability company (société anonyme) organized under the laws of Luxembourg, incorporated on September 27, 2000 and is a directly and indirectly wholly-owned subsidiary of Telecom Italia. TI Capital is registered with the Registre de Commerce et des Sociétés of Luxembourg under number B-77.970.

TI Capital’s primary purpose is to finance the operations of the companies comprising the Telecom Italia Group.

TI Capital’s registered office and postal address is 12, rue Eugène Ruppert, L-2453, Luxembourg and its telephone number is + 352-456060-1.

Debt Securities

TI Capital may use this prospectus to offer debt securities. Debt securities offered and sold by TI Capital will be unconditionally guaranteed by Telecom Italia.

Debt securities may bear interest at a fixed or a floating rate based upon one or more indices.

For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation; the aggregate principal or face amount and the purchase price; the stated maturity; the conversion terms, if any; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; any specific covenants applicable to the particular debt securities; and any other specific terms. The applicable prospectus supplement may also describe certain risks associated with an investment in those securities. Terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The debt securities will be issued by TI Capital under an indenture dated as of October 6, 2004 among Telecom Italia, TI Capital and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee, as supplemented from time to time. For a more detailed description of the features of the debt securities and related guarantees, see “Description of Debt Securities and Guarantees” below. You are also encouraged to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part. You can obtain copies of the indenture by following the directions outlined in “Where You Can Find More Information.”

Listing

We intend to apply for each series of debt securities offered hereby to be listed on a recognized securities exchange. The applicable prospectus supplement will set forth the recognized securities exchange on which a particular series of debt securities will be listed.

Plan of Distribution

We may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement applicable to a particular series of debt securities will explain the ways we will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts we are granting any underwriters, dealers or agents.

RISK FACTORS

An investment in the debt securities offered hereunder will involve a degree of risk, including those risks which are described in this section. You should carefully consider the following discussion of risks, as well as the risks relating to our business that are set forth in “Item 3. Key Information—3.1 Risk Factors” in the Telecom Italia Annual Report incorporated by reference in this prospectus and subsequent annual reports on Form 20-F of Telecom Italia, the risks set forth in Telecom Italia’s Report on Form 6-K filed with the SEC on December 29, 2008, the important factors set forth under the heading “Risk Factors” in the accompanying prospectus supplement and the other information contained or incorporated by reference in this prospectus before investing in any securities that may be offered hereunder.

Risks Associated with the Debt Securities

Servicing our debt obligations requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

Our ability to pay the principal of and interest on our debt securities and our credit facilities, among other things, upon our future financial performance and our ability to refinance indebtedness, if necessary. Our business may not generate sufficient cash flow to satisfy our debt service obligations, and we may not be able to obtain funding sufficient to do so. If this occurs, we may need to reduce or delay capital expenditures or other business opportunities. In addition, we may need to refinance our debt, obtain additional financing or sell assets to raise cash, which we may not be able to do on commercially reasonable terms, if at all, particularly in light of the extreme volatility and disruption in the capital and credit markets during 2008 which has caused some lenders and institutional investors to cease providing funding to borrowers and has led to wider credit spreads.

A downgrade in our credit ratings could limit our ability to market securities, increase our borrowing costs and/or hurt our relationships with creditors.

Our credit ratings, which are intended to measure our ability to meet our debt obligations, are an important factor in determining our cost of borrowing funds. Due to the competitive environment and economic conditions in which the Telecom Italia Group operates, there could be a deterioration in our results of operations and balance sheet ratios. To this end, rating agencies base their ratings on the Telecom Italia Group’s ability to repay its debt using these same ratios. The interest rates of our borrowings are largely dependent on our credit ratings. As of the date of this prospectus, Telecom Italia’s long-term rating was Baa2 with a stable outlook according to Moody’s, BBB with a stable outlook according to Standard & Poor’s and BBB with a stable outlook according to Fitch. A downgrade of our credit ratings, resulting from our acquisition and divestiture activity, our dividend policy or otherwise, could lead to greater risk with respect to refinancing debt and would likely increase our cost of borrowing and adversely affect our results of operations.

A downgrade of our credit ratings could also limit our ability to raise capital or our subsidiaries’ ability to conduct their businesses. A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating.

The debt securities may be effectively subordinated to our secured debt.

To the extent the debt securities are not secured by any of our assets, in the event of our bankruptcy, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as holders of the such debt securities. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of the secured debt would be entitled to share in any of our remaining assets equally with you and any other senior unsecured lenders.

An active trading market for the debt securities may not develop or continue.

Although we expect the debt securities to be listed on a recognized securities exchange, TI Capital cannot assure you regarding the future development or continuance of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. The debt securities could trade at prices that may be higher or lower than the offering prices of the debt securities depending on many factors, including prevailing interest rates and interest rate spreads, Telecom Italia’s operating results and the market for similar securities. There can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop, or if developed, will continue.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds received by TI Capital from the sale of securities offered through this prospectus will be used for loans to the Telecom Italia Group companies for their general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

The debt securities offered by this prospectus will be senior debt issued by TI Capital and guaranteed by Telecom Italia. TI Capital will issue the debt securities under an indenture, as supplemented from time to time. The indenture is a contract entered into among TI Capital, as Issuer, Telecom Italia, as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “trustee”). We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Copies of the indenture can be obtained by following the directions outlined in “Where You Can Find More Information”.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indenture provides that debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount.

The debt securities will be governed and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of August 10, 1915, as amended, are excluded and will not be applicable. In connection with any legal action or proceeding relating to the debt securities, TI Capital has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the securities will be issuable if other than minimum denominations of $2,000 and integral multiples $1,000;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•

any obligation of TI Capital or Telecom Italia to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal or other income tax consequences, if material;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	the securities exchange on which the debt securities will be listed; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form, as described below under “—Book-Entry System” and “—Definitive Debt Securities”.

Guarantees

Telecom Italia will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities issued by TI Capital, including any additional amounts which may be payable by TI Capital in respect of the debt securities, as described under “—Payment of Additional Amounts”. Telecom Italia will guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

The guarantees of Telecom Italia for the debt securities issued by TI Capital will be unsecured obligations of Telecom Italia and each will rank equally in right of payment with other unsecured and unsubordinated indebtedness of Telecom Italia. Telecom Italia has provided a restriction on liens for the benefit of the debt securities as provided under “—Restrictive Covenants—Restrictions on Liens”. In connection with other debt issuances (including debt issued by Olivetti S.p.A. prior to its merger with Telecom Italia on August 4, 2003), Telecom Italia has provided different restrictions on liens that in some cases could be viewed as more restrictive. Consequently it is possible that, under certain limited circumstances, other debt of Telecom Italia could be secured when the debt securities offered hereby are not secured.

The guarantees will be governed and construed in accordance with the laws of the State of New York. In connection with any legal action or proceeding relating to the guarantees, Telecom Italia has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Book-Entry System

Upon issuance, each series of debt securities will be represented by one or more global securities (each a “Global Security”). Each Global Security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. Except under the circumstances described below, Global Securities will not be exchangeable at the option of the holder for certificated debt securities and Global Securities will not otherwise be issuable in definitive form.

Upon issuance of the Global Securities, DTC will credit the respective principal amounts of the debt securities represented by the Global Securities to the accounts of institutions that have accounts with DTC or its nominee (“participants”), including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to participants’ interests) or by participants or persons that hold through participants. Such beneficial interest will be in minimum denominations of $2,000 or integral multiples of $1,000.

So long as DTC, or its nominee, is the registered owner or holder of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Global Securities for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in the Global Securities:

•	will not be entitled to have the debt securities represented by the Global Securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form registered in their names; and

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in the Global Securities must rely on the procedures of DTC, and indirectly Euroclear and Clearstream, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Principal and interest payments on Global Securities registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner or holder of the Global Security. None of TI Capital, Telecom Italia, the trustee, or any paying agent for such Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

TI Capital expects that DTC, upon receipt of any payments of principal or interest in respect of the Global Securities, will credit the accounts of the related participants (including Euroclear and Clearstream), with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Securities as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Securities held through such participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”.

Unless and until it is exchanged in whole or in part for debt securities in definitive form in accordance with the terms of the indenture, a Global Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of DTC to DTC or another nominee of DTC.

Beneficial interests in the Global Securities will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in same-day funds.

Definitive Debt Securities

Global Securities shall be exchangeable for definitive debt securities registered in the names of persons other than DTC or its nominee for such Global Securities only if:

•	DTC has notified TI Capital and Telecom Italia that it is unwilling or unable to continue as depositary;

•	DTC has ceased to be a clearing agency registered under the Exchange Act; or

•	there shall have occurred and be continuing an event of default (as defined in the indenture) with respect to the debt securities.

Any Global Security that is exchangeable for definitive debt securities pursuant to the preceding sentence shall be exchangeable for debt securities issuable in minimum denominations of $2,000 and integral multiples of $1,000 and registered in such names as DTC shall direct. Subject to the foregoing, a Global Security shall not be exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or its nominee. Bearer debt securities will not be issued.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities.

Additional Mechanics

Payment and Paying Agents

TI Capital will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, Floor 4E, New York, New York 10286. If you ever hold definitive debt securities you will make arrangements to have your payments picked up at or wired from that office or such other paying agency as we may establish. We may also arrange for additional payment officers and may cancel or change these officers, including our use of the trustee’s corporate trust officer. These offices are called paying agents. TI Capital may also choose to act as its own paying agent. TI Capital must notify you of changes in the paying agents for the debt securities.

Holders buying and selling debt securities in registered form must work out between them how to compensate for the fact that TI Capital will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

TI Capital and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. Such notices will be mailed to holders of registered securities.

Regardless of who acts as paying agent, all money that TI Capital pays to a paying agent that remains unclaimed at the end of five years after the amount is due to direct holders will be repaid to TI Capital. After that five-year period, you may look only to TI Capital, or its successor, for payment and not to the trustee, any other paying agent or anyone else.

Mergers and Similar Events

Each of TI Capital and Telecom Italia is generally permitted to consolidate or merge with another company or firm. Each of TI Capital and Telecom Italia is also permitted to sell or lease substantially all of its assets to another company or to buy or lease substantially all of the assets of another company. In addition, Telecom Italia or one of its Italian subsidiaries will generally be permitted to assume the obligations of TI Capital (or any successor) under the debt securities for the payment of the principal of and interest on the debt securities and any other payments on the debt securities. Upon assuming the obligations of TI Capital, Telecom Italia or any such subsidiary may exercise every right and power of TI Capital under the indenture. However, neither TI Capital nor Telecom Italia may consolidate or merge with, or sell or lease all or substantially all of its assets to, another company or firm, nor may Telecom Italia or one of its Italian subsidiaries assume the obligations of TI Capital under the debt securities, unless all of the following conditions are met:

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Where TI Capital or Telecom Italia merges out of existence or sells or leases all or substantially all of its assets, the acquiring or resulting company must assume its obligations, including, in the case of Telecom Italia, the obligations arising from Telecom Italia’s guarantee of the debt securities either by law or contractual arrangements. The acquiring or resulting company’s assumption of these obligations must include the obligation to pay the additional amounts described under “—Payment of Additional Amounts”. If the acquiring or resulting company is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, it must indemnify each holder of the debt securities against any governmental charge or other cost resulting from the transaction.

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TI Capital, Telecom Italia, or Telecom Italia’s Italian subsidiary, as the case may be, must provide the trustee with an officer’s certificate and an opinion of counsel as to compliance with the merger or assumption, as the case may be, provisions of the indenture; provided that if TI Capital consolidates or merges with, or sells or leases all or substantially all of its assets to, an Italian company, or Telecom Italia or one of its Italian subsidiaries assumes TI Capital’s obligations under the debt securities, TI Capital, or Telecom Italia or its Italian subsidiary, as the case may be, is required to deliver the additional opinions of counsel described below.

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The merger or sale or lease of all or substantially all of TI Capital or Telecom Italia’s assets, or the assumption of the obligations of TI Capital under the debt securities, must not cause a default on the debt securities, and Telecom Italia and TI Capital must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “—Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirement for giving Telecom Italia or TI Capital default notice or their default having to exist for a specific period of time were disregarded.

Telecom Italia or one of its Italian subsidiaries may only become the obligor under the debt securities by assumption or merger, and any other Italian company may only become the obligor under the debt securities by merger, if TI Capital (or any successor) delivers to the trustee a legal opinion, reasonably satisfactory to the trustee, of nationally recognized external Italian and U.S. law firms to the effect that the provisions of the Trust Indenture Act of 1939, as amended, are not in conflict with mandatory provisions of Italian law applicable to holders of debt securities of Italian companies.

It is possible that an assumption, merger or other similar transaction may cause the holders of the debt securities to be treated for U.S. federal income tax purposes as though they had exchanged the debt securities for new debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possibly other adverse tax consequences.

Modification and Waiver

There are three types of changes TI Capital, or its successors, can make to the indenture and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the debt securities without the specific approval of each holder of debt securities of that series. The following is the list of those changes:

•	change the stated maturity of the principal on a series of the debt securities;

•	change the interest on a series of the debt securities;

•	reduce the principal amount due on a series of the debt securities;

•	change any obligation of TI Capital to pay additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a series of debt securities following a default;

•	change the place of payment of a series of debt securities;

•	impair your right to sue for payment;

•	reduce the percentage of the outstanding aggregate principal amount of a series of debt securities whose holder’s consent is needed to modify or amend the indenture;

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reduce the percentage of the outstanding aggregate principal amount of a series of debt securities whose holder’s consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

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change the obligations of Telecom Italia as Guarantor with respect to payment of principal, premium, if any, and interest payments in any manner adverse to the interests of the holders of the series of debt securities.

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for TI Capital to obtain a waiver of all or part of the covenants described in this section, or a waiver of a past default. However, TI Capital cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described under “—Changes Requiring Your Approval” unless TI Capital obtains your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Further Details Concerning Voting

Debt securities will not be considered outstanding, and therefore not eligible to vote, if TI Capital has deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Discharge and Defeasance”.

TI Capital will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If TI Capital or the trustee set a record date for a vote or other action to be taken by holders of a particular series of the debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that TI Capital may specify (or as the trustee may specify if it set the record date). TI Capital or the trustee, as the case may be, may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if TI Capital seeks to change the terms of the indenture or request a waiver.

Redemption at TI Capital’s Option

If the debt securities of a particular series are redeemable at TI Capital’s option, then the applicable prospectus supplement relating to such series of debt securities will describe the terms and conditions of such redemption.

Optional Tax Redemption

In addition to any option to redeem the debt securities set forth in a prospectus supplement as referred to above under “—Redemption at TI Capital’s Option,” TI Capital will have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Furthermore, TI Capital must give holders of the debt securities between 30 and 60 days’ notice before redeeming the debt securities.

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The first situation is where, as a result of a change in, execution of or amendment to any laws, regulations or treaties or the official application or interpretation of any laws, regulations or treaties, either:

•	TI Capital (or its successor) or Telecom Italia (or its successor) would be required to pay additional amounts as described below under “—Payments of Additional Amounts”, or

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Telecom Italia (or its successor) or any of its subsidiaries would have to deduct or withhold tax on any payment to TI Capital (or its successor) to enable TI Capital (or its successor) to make a payment of principal, premium, if any, or interest on the debt securities.

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date of the issuance of the securities and in the jurisdiction where TI Capital (Luxembourg) or Telecom Italia (Italy) is incorporated. If TI Capital or Telecom Italia is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

TI Capital would not have the option to redeem the debt securities if TI Capital or Telecom Italia could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to TI Capital or Telecom Italia.

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The second situation is where a person into which TI Capital or Telecom Italia is merged or to whom it has conveyed, transferred or leased all or substantially all of its property, is required to pay additional amounts. TI Capital would have the option to redeem the debt securities even if TI Capital or Telecom Italia is required to pay additional amounts immediately after the merger, conveyance, transfer or lease. Neither Telecom Italia nor TI Capital is required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. However, TI Capital will not have the option to redeem the debt securities if the sole purpose of such a merger would be to permit TI Capital to redeem the debt securities.

The election of TI Capital to redeem the debt securities shall be evidenced by a board resolution or in another manner specified in the indenture. In case of any redemption TI Capital shall, at least 60 days prior to the redemption date (unless a shorter notice will be reasonably satisfactory to the trustee), notify the trustee of the redemption date and of the principal amount of debt securities to be redeemed.

Payment of Additional Amounts

Luxembourg or Italy may require TI Capital, as Issuer, or Telecom Italia, as Guarantor, to withhold amounts from payments of principal or interest on the debt securities or any amounts to be paid under the related guarantees, as the case may be, for taxes or any other governmental charges. If Luxembourg or Italy requires a withholding of this type, TI Capital or Telecom Italia, as the case may be, may be required to pay holders of the debt securities additional amounts so that the net amount you receive will be the amount specified in the debt securities to which you are entitled.

TI Capital or Telecom Italia, as the case may be, will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for:

•	the existence of any present or former connection between you and Luxembourg or Italy, as the case may be, other than the mere holding of a debt security and the receipt of payments thereon;

•	the application of the European Directive 2003/48/EC of June 3, 2003, on the taxation of income from savings, as well as any equivalent measure adopted according to such directive;

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a failure to comply with any certification, documentation, information or other reporting requirements concerning your nationality, residence, identity or connection with Luxembourg or Italy, as the case may be, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in Luxembourg or Italy or are not an individual resident of a member state of the European Union);

•	a change in law that becomes effective more than 30 days after a payment on the debt securities becomes due and payable or on which payment thereof is duly provided for, whichever occurs later; or

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any tax or other governmental charge imposed on non-residents for income tax purposes in Italy as provided under Italian laws and regulations relating to countries which do not have an adequate exchange of information with Italy (i.e., other than the countries listed under heading “—Transfer Restrictions”).

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to TI Capital or Telecom Italia is organized.

For additional information, see section 803 of the indenture.

Restrictive Covenants

Restrictions on Liens

Some of TI Capital’s and Telecom Italia’s property may be subject to a mortgage or other legal mechanism that gives their lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over their general creditors if they fail to pay them back. These preferential rights are called liens. Each of TI Capital and Telecom Italia promises that it will not create or permit to subsist any encumbrance to secure capital markets indebtedness, which is described further below, on the whole or any part of its present or future revenues or assets, other than permitted encumbrances.

As used here, encumbrance means:

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any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof; and

•	any arrangement providing a creditor with prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

As used here, permitted encumbrance means:

•	any encumbrance existing on the date of issuance of the debt securities;

•	any encumbrance over or affecting any asset acquired by TI Capital or Telecom Italia after the date of the indenture and subject to which such asset is acquired, if:

•	such encumbrance was not created in contemplation of the acquisition of such asset by TI Capital or Telecom Italia;

•	the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by TI Capital or Telecom Italia;

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any encumbrance over or affecting any asset of any company which becomes an obligor after the date of issuance of the securities, where such encumbrance is created prior to the date on which such company becomes an obligor under the debt securities, if:

•	such encumbrance was not created in contemplation of that company becoming an obligor; and

•	the amount thereby secured has not been increased in contemplation of, or since the date of, that company becoming an obligor under the debt securities;

•	any netting or set-off arrangement entered into by any member of the Telecom Italia Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

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any title transfer or retention of title arrangement entered into by any member of the Telecom Italia Group in the normal course of its trading activities on the counterparty’s standard or usual terms;

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encumbrances created in substitution of any encumbrance permitted under the first two bullet points above over the same or substituted assets. This only applies if: (a) the principal amount secured by the substitute encumbrance does not exceed the principal amount outstanding and secured by the initial encumbrance; and (b) in the case of substituted assets, if the market value of the substituted assets at the time of the substitution does not exceed the market value of the assets replaced;

•	encumbrances created to secure:

•

loans provided, supported or subsidized by a governmental agency, national or multinational investment guarantee agency, export credit agency or a lending organization established by the United Nations, the European Union or other international treaty organization, including, without limitation the European Investment Bank, the European Bank for Reconstruction and Development and the International Finance Corporation;

•	project finance indebtedness (as described below);

this will, however, only apply if the encumbrance is created on an asset of the project being financed by such loans (and/or on the shares in, and/or shareholder loans made to, the company conducting such project) or, as the case may be, such project finance indebtedness and remains confined to that asset (and/or shares and/or shareholder loans);

•

encumbrances arising out of the refinancing of any capital markets indebtedness secured by any encumbrance permitted by the preceding bullet points. These encumbrances will, however, only be permitted if the amount of such capital markets indebtedness is not increased and is not secured by an encumbrance over any additional assets;

•	any encumbrance arising by operation of law;

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any encumbrance created in connection with convertible bonds or notes where the encumbrance is created over the assets into which the convertible bonds or notes may be converted and secures only the obligation of the issuer to effect the conversion of the bonds or notes into such assets;

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any encumbrance created in the ordinary course of business to secure capital markets indebtedness under hedging transactions entered into for the purpose of managing risks arising under funded debt obligations such as credit support annexes and agreements;

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any encumbrance over or affecting any asset of Telecom Italia to secure capital markets indebtedness under a permitted leasing transaction (as described below); provided that the aggregate capital markets indebtedness secured by all such encumbrances does not exceed €1 billion;

•	any encumbrance created on short-term receivables used in any asset-backed financing;

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any encumbrance on real estate assets of Telecom Italia, any subsidiary or any person to which such real estate assets may be contributed by Telecom Italia or any subsidiary in connection with the issuance of any indebtedness, whether such indebtedness is secured or unsecured by such real estate assets or any other assets of such person to which real estate assets have been contributed by Telecom Italia or any subsidiary; and

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any other encumbrance securing capital markets indebtedness of an aggregate amount not exceeding 10% of the total net worth of Telecom Italia (as disclosed in the most recent audited consolidated balance sheet of Telecom Italia).

As used here, capital markets indebtedness means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, any certificate of indebtedness, bond, note or other security which is listed or traded on a stock exchange or other recognized securities market. For the purposes of avoiding any doubt in respect of asset-backed financings originated by Telecom Italia or TI Capital, the expressions “assets” and “obligations for the payment of borrowed money” as used in this definition do not include assets and obligations of Telecom Italia or TI Capital which, pursuant to the requirements of law and accounting principles generally accepted in Italy or Luxembourg, as the case may be, currently need not, and are not, reflected in the balance sheet of Telecom Italia or TI Capital, as the case may be.

As used here, permitted leasing transaction means one or more transactions or a series of transactions as a result of which Telecom Italia disposes of or otherwise transfers (including, without limitation, by way of sale of title or grant of a leasehold or other access, utilization and/or possessory interest(s)) its rights to possess, use and/or exploit all or a portion of a particular asset or particular assets owned, used and/or operated by Telecom Italia (or its rights and/or interests in respect thereof) to one or more other persons in circumstances where Telecom Italia or an affiliate shall have the right to obtain or retain possession, use and/or otherwise exploit the asset or assets (or rights and/or interests therein) so disposed of or otherwise transferred.

As used here, project finance indebtedness means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an asset in respect of which the person or persons to whom such indebtedness is, or may be, owed have no recourse whatsoever for the repayment of or payment of any sum relating to such indebtedness other than:

•	recourse to such debtor for amounts limited to the cash flow from such asset; and/or

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recourse to such debtor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

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if such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant asset and such debtor owns no other significant assets and carries on no other business, recourse to all of the assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

Discharge and Defeasance

TI Capital or Telecom Italia can be legally released from any payment or other obligation on the debt securities except for various obligations described below if, in addition to other actions, the following arrangements for you to be repaid are put in place:

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TI Capital or Telecom Italia deposits in trust for your benefit and the benefit of all other direct holders of the debt securities of a particular series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, premium, if any, principal and any other payments on the debt securities on their various due dates.

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TI Capital or Telecom Italia delivers to the trustee a legal opinion of their counsel confirming that there has been a change in U.S. federal income tax law, and under then current U.S. federal income tax law TI Capital or Telecom Italia may make the above deposit without causing you to be taxed on the debt securities any differently than if TI Capital or Telecom Italia did not make the deposit and was not legally released from its obligations on the debt securities. TI Capital or Telecom Italia would not have to deliver this opinion if TI Capital or Telecom Italia received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling that states the same conclusion.

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If the debt securities are listed on the Luxembourg Stock Exchange or another exchange, TI Capital or Telecom Italia must deliver to the trustee a legal opinion of their counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted from such exchange.

However, even if TI Capital or Telecom Italia takes these actions, a number of TI Capital’s or Telecom Italia’s obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Ranking

No debt securities offered hereby are secured by any of Telecom Italia’s or TI Capital’s property or assets. Accordingly, your ownership of the debt securities means you are one of Telecom Italia’s or TI Capital’s senior unsecured creditors. The debt securities are not subordinated to any of Telecom Italia’s or TI Capital’s other debt obligations and therefore they rank equally with all Telecom Italia’s and TI Capital’s other senior unsecured and unsubordinated indebtedness.

Events of Default

A holder of debt securities of a particular series will have special rights if an event of default occurs with respect to that series and is not cured, as described later in this subsection.

An “event of default” with respect to the debt securities is defined in the indenture as:

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the failure by TI Capital or Telecom Italia to pay principal on a series of debt securities within 10 days from the relevant due date or the failure to pay interest on a debt security within 30 days from the relevant due date;

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the failure by TI Capital to perform any other obligation under a series of the debt securities or the failure by Telecom Italia to perform any obligation under its guarantee and such failure continues for more than 60 days after the trustee has received notice of it from the affected holder of the debt securities;

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any of TI Capital’s or Telecom Italia’s capital markets indebtedness (as defined above in “—Restrictive Covenants—Restrictions on Liens”) in excess of €100 million (or the equivalent thereof in other currencies) has to be repaid prematurely due to a default under its terms;

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the failure by TI Capital or Telecom Italia to fulfill any payment obligation exceeding €100 million (or the equivalent thereof in other currencies) under any capital markets indebtedness (as defined above in “—Restrictive Covenants—Restriction on Liens”) of TI Capital or Telecom Italia, or under any guarantee provided for any such capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) of others, and this failure remains uncured for 30 days;

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any security or guarantee relating to capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) provided by TI Capital or Telecom Italia is enforced by the lenders and such enforcement is not contested in good faith by TI Capital or Telecom Italia or TI Capital or Telecom Italia publicly announces their inability to meet their financial obligations;

•

a court opens insolvency or equivalent proceedings against TI Capital or Telecom Italia which are not resolved within six months, unless such proceedings are frivolous or vexatious and contested in good faith and appropriately and do not result in court orders; or TI Capital or Telecom Italia apply for such insolvency or equivalent proceedings;

•

TI Capital or Telecom Italia approves a resolution pursuant to which it goes into liquidation unless this is done in connection with a merger, or other form of combination with another company and such company assumes all obligations contracted by TI Capital or Telecom Italia, in connection with the debt securities; or

•	Telecom Italia’s guarantee relating to the debt securities ceases to be valid or legally binding for any reason.

If an event of default has occurred and has not been cured, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing another action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

Each of TI Capital and Telecom Italia will furnish to the trustee every year, within 120 days after the end of Telecom Italia’s fiscal year, a written statement from its designated officers certifying that, to their knowledge, it is in compliance with the indenture and the debt securities, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Regarding the Trustee

Telecom Italia and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

If an event of default occurs, or a default, that would become an event of default if the requirements for giving a default notice or any specific grace period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign as trustee under the applicable indenture, in which case TI Capital and Telecom Italia would be required to appoint a successor trustee.

Transfer Restrictions

You understand that it is the intention of TI Capital that the debt securities will only be offered and sold to investors who are resident for income tax purposes in countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. You also understand that it is the intention of Telecom Italia that the debt securities will be held only by investors resident in countries identified in the above-mentioned decree. If Telecom Italia becomes the obligor under the debt securities due to substitution or otherwise (see “—Mergers and Similar Events”) and Telecom Italia is obligated to withhold on any payments made on the debt securities, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “—Payment of Additional Amounts”.

The following is the current exclusive list of countries or territories where, if the debt securities were held by residents for income tax purposes of such countries or territories, and Telecom Italia were to become the obligor on the debt securities, Telecom Italia would have an obligation to gross up payments in the event of a withholding on any payments on the debt securities (if and only if an investor provides the required certifications under applicable Italian tax requirements), subject to the limitations set forth under “—Payment of Additional Amounts”: Albania, Algeria, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, China (People’s Republic), Croatia, Czech Republic, Denmark, Ecuador, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kuwait, Lithuania, Luxembourg, Macedonia, Malta, Mauritius, Mexico, Morocco, The Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sri Lanka, Sweden, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States of America, Venezuela, Vietnam, Yugoslavia and Zambia. The list of countries included in the Decree of the Ministry of Finance of Italy of September 4, 1996 is expected to be replaced in the future by a new list attached to a ministerial decree yet to be issued. The new list would become effective beginning with the tax period following the tax period on the date the aforementioned decree, to be issued with certain interim provisions, enters into force. If a holder of debt securities is not resident in one of the countries that will be identified in the forthcoming decree, that holder will not have a right to receive a gross-up in the event of a tax withholding as described above.

You also understand the debt securities will not be offered, sold or delivered in Italy or to investors resident in Italy. Investors resident in Italy for tax purposes may suffer adverse tax consequences from holding the debt securities and in connection therewith there is no obligation for either TI Capital or Telecom Italia to gross up any payment on the debt securities made to Italian investors.

CLEARANCE AND SETTLEMENT

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems may change their rules and procedures at any time.

The Clearing Systems

The information in this section concerning DTC, Clearstream and Euroclear, and their book-entry systems has been obtained from sources that TI Capital and Telecom Italia believe to be reliable. Neither TI Capital nor Telecom Italia take any responsibility for or make any representation or warranty with respect to this information, other than that it has been accurately extracted and/or summarized from those sources.

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include the U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations (including Clearstream and Euroclear) and certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Transfers of ownership or other interests in Global Notes in DTC may be made only through DTC participants.

Clearstream, Luxembourg

Clearstream (formerly Cedelbank) is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management.

Clearstream interfaces with domestic markets in several countries. As a bank, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (which we refer to in this prospectus as the “Euroclear Operator”) under a contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (which we refer to in this prospectus as the “Cooperative”). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), other securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (which we refer to in this prospectus as the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities. Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities. Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities. Settlement will be in same-day funds.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing debt securities would incur overdraft charges for one business day (assuming they clear the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

CERTAIN TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following summary of the principal United States federal income tax consequences of ownership of debt securities deals only with debt securities held as capital assets by initial purchasers, and not with special classes of holders, such as:

•	dealers in securities or currencies;

•	traders in securities that elect to mark to market;

•	financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•

persons that hold debt securities that are a hedge or that are hedged against currency risks, that are part of a straddle or conversion transaction or that are part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes;

•	persons that are not “United States Holders”, as defined below;

•	persons whose functional currency is not the U.S. dollar; and

•	persons that are treated as partnerships for United States federal income tax purposes or that hold debt securities through partnerships or other pass-through entities.

Moreover, the summary deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. The summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. Additional information regarding United States federal income tax consequences associated with the acquisition, ownership or disposition of debt securities may be set forth in an applicable prospectus supplement. In the event of any inconsistency between the discussion set forth herein and any such additional information set forth in a prospectus supplement, the prospectus supplement shall govern.

United States Holders should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of debt securities. United States Holders should also review the discussion under “—Luxembourg Tax Considerations” and “—Italian Tax Considerations” for a discussion of the Luxembourg and Italian tax consequences to a United States Holder of the ownership of debt securities.

Payments of Interest

Interest on a debt security, other than interest on a “Discount debt security” that is not “qualified stated interest” (each as defined below under “—Original Issue Discount—General”), will be taxable to you if you are a United States Holder as ordinary income at the time you receive it or when it accrues, depending on your method of accounting for tax purposes. You are a United States Holder if you are a beneficial owner of a debt security who is:

•	a citizen or resident of the United States:

•	a corporation, or other entity treated as a corporation, organized under the laws of the United States, the District of Columbia or any State;

•	an estate the income of which is subject to United States federal income tax without regard to its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Interest paid to you on the debt securities and original issue discount, if any, accrued by you with respect to the debt securities (as described below under “—Original Issue Discount”) constitutes income to you from sources outside the United States, and, with certain exceptions (including certain circumstances where withholding applies to interest paid on the debt securities), will generally be “passive category” income or, in the case of certain United States Holders, “general category” income for U.S. foreign tax credit purposes.

Payment of Additional Amounts

If we pay additional amounts to you, in the circumstances described above under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”, such payments will generally be treated as ordinary income.

Original Issue Discount

General. A debt security, other than a debt security with a term of one year or less (a “short-term debt security”), will be treated as issued at an original issue discount (a “Discount debt security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is more than a “de minimis amount” (as defined below). Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. Special rules for “Variable Rate debt securities” (as defined below under “—Original Issue Discount—Variable Rate Debt Securities”) are described below under “—Original Issue Discount—Variable Rate Debt Securities”. In addition, special rules will apply to debt securities with “teaser rates” or interest holidays, which will be discussed in the applicable prospectus supplement.

In general, if the excess of a debt security’s stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity, then such excess, if any, constitutes “de minimis original issue discount” and the debt security is not a Discount debt security. If your debt security has de minimis original issue discount, you must include the de minimis original issue discount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of the debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made; divided by

•	the stated principal amount of the debt security.

If your Discount debt security matures more than one year from its date of issue, you must generally include original issue discount (“OID”) in income calculated on a constant-yield method before you receive cash attributable to such income, and generally you will have to include in income increasingly greater amounts of

OID over the life of the debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your Discount debt security for each day during the taxable year or portion of the taxable year that you hold your Discount debt security (“accrued OID”). You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your Discount debt security and you may vary the length of each accrual period over the term of your Discount debt security. However, no accrual period can be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the final or first day of an accrual period. You can determine the amount of OID allocable to an accrual period by:

•

multiplying your Discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period); and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You determine your Discount debt security’s “adjusted issue price” at the beginning of any accrual period by adding:

•	your Discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting payments previously made on your Discount debt security that were not qualified stated interest payments.

For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata on the basis of their relative lengths to each accrual period in the interval. In addition you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between:

•	the amount payable at the maturity of the debt security (other than any payment of qualified stated interest); and

•	the debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but is greater than the amount of the debt security’s adjusted issue price (as determined above under “—Original Issue Discount—General”), the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after its purchase over the adjusted issue price of the debt security, divided by:

•	the excess of the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If you make this election, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity in the case of debt securities subject to contingencies, if you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which the debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”) then, except to the extent that a portion of the debt security is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under the heading “—Original Issue Discount—General”, with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount (described below under the heading “—Market Discount”), de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Debt Securities Purchased at a Premium”) or acquisition premium.

In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of your debt security will equal your cost, the issue date of your debt security will be the date you acquired it, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security for which you make it, and you may not revoke it without the consent of the IRS. If you make this election with respect to a debt security with amortizable bond premium, then you will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you hold as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or that you thereafter acquire. You may not revoke this deemed election with respect to amortizable bond premium without the consent of the IRS.

If you make the election to apply the constant-yield method with respect to a Market Discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you hold or thereafter acquire. You may not revoke the deemed election without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a “Variable Rate debt security” if your debt security:

(i) has an issue price that does not exceed the total noncontingent principal payments on the debt security by more than the lesser of:

(1) the product of:

(x) the total noncontingent principal payments on the debt security;

(y) the number of complete years to maturity from the issue date; and

(z) .015, or

(2) 15 percent of the total noncontingent principal payments on the debt security; and

(ii) does not provide for stated interest other than stated interest compounded or paid at least annually at:

(1) one or more “qualified floating rates”;

(2) a single fixed rate and one or more qualified floating rates;

(3) a single “objective rate”; or

(4) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

A variable rate is a “qualified floating rate” if:

(i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds; or

(ii) it is equal to the product of a rate described in clause (i) and either:

(a) a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that:

(i) are within 0.25 percentage points of each other on the issue date; or

(ii) can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. An objective rate is a “qualified inverse floating rate” if:

(i) the rate is equal to a fixed rate minus a qualified floating rate; and

(ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and:

(i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

(ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate,

then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.

In general, if your Variable Rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your debt security is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your Variable Rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), you generally must determine the amount of interest and OID accruals on your debt security by:

(i) determining a fixed rate substitute for each variable rate provided under your Variable Rate debt security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security);

(ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

(iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

(iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

If your Variable Rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), you must determine the amount of interest and OID accruals as in the immediately preceding paragraph with the modification that you must treat your Variable Rate debt security, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of your Variable Rate debt security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States Holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless you elect to do so (but you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer or a taxpayer in a special class, including but not limited to a bank, regulated investment company, dealer in securities, common trust fund, person who holds a debt security as part of certain identified hedging transactions, or cash basis taxpayer who so elects, you will be required to accrue OID on a short-term debt security on either a straight-line basis or under the constant-yield method (based on daily compounding), at your election. If you are not required and have not elected to include OID in income currently, any gain you realize on the sale or retirement of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless you elect to accrue the OID under the constant-yield method) through the date of sale or retirement. If you are not required and do not elect to accrue OID on short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on a short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you had purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a “Market Discount debt security”, if:

•	you purchase your debt security for less than its issue price (as determined above under “—Original Issue Discount—General”), and

•

the debt security’s stated redemption price at maturity or, in the case of a Discount debt security, the debt security’s “revised issue price”, exceeds the price you paid for your debt security by at least 1/4 of 1 percent of such debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity.

If such excess is not sufficient to cause the debt security to be a Market Discount debt security, then such excess constitutes “de minimis market discount” and the rules discussed below are not applicable to you. The Code provides that, for these purposes, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

You must treat any gain that you recognize on the maturity or disposition of your Market Discount debt security as ordinary income to the extent that such gain does not exceed the accrued market discount on such debt security. Also, any partial principal payment on a Market Discount debt security will be includable in gross income as ordinary income to the extent that such payment does not exceed the accrued Market Discount on such debt security. In the case of any maturity, disposition or subsequent partial principal payment on such debt security, the amount of accrued Market Discount is reduced by the amount of the previous partial principal payment included in gross income as ordinary income. Alternatively, you may elect to include market discount in income currently over the life of the debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS.

You will accrue market discount on your Market Discount debt security on a straight-line basis unless you elect to accrue market discount on a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. If you do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your Market Discount debt security in an amount not exceeding the accrued market discount on such Market Discount debt security until the maturity or disposition of such Market Discount debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat such excess as “amortizable bond premium”, in which case you will reduce the amount you are required include in income each year with respect to interest on the debt security by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. If you elect to amortize bond premium, such election shall apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke such election without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be its cost, adjusted by adding the amount of any OID, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and reduced by the amount of any payments with respect to your debt security that are not qualified stated interest payments, and any amortizable bond premium or acquisition premium applied to reduce interest or OID on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

Except to the extent described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, described in the next succeeding paragraph, attributable to accrued but unpaid interest or subject to the rules governing contingent payment obligations, gain or loss you recognize on the sale or retirement of your debt security will be capital gain or loss and will be long-term capital gain or loss if you held the debt security for more than one year. Capital gain of a non-corporate United States Holder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The ability of a non-corporate United States Holder to deduct capital losses is subject to limitations.

Mergers or Assumptions of the Debt Securities

As discussed in “Description of Debt Securities and Guarantees—Mergers and Similar Events”, TI Capital is generally permitted to merge or consolidate with another company or firm, and Telecom Italia or one of its Italian subsidiaries is also permitted to assume the obligations of TI Capital under the debt securities for the payment of principal and interest on the debt securities, if certain conditions are satisfied. The assumption of the obligations of TI Capital under the debt securities by Telecom Italia or another person pursuant to a merger, consolidation or assumption may cause the holders of the debt securities to be treated for U.S. federal income tax purposes as if they had exchanged the debt securities for new debt securities, with the results described above in “—Purchase, Sale and Retirement of the Debt Securities”.

Other Debt Securities

The applicable prospectus supplement will contain a discussion of any special United States federal income tax rules with respect to debt securities that are subject to the rules governing contingent payment, debt securities providing for the periodic payment of principal over the life of the debt security, debt securities that are convertible into another security, debt securities that are renewable or extendible, debt securities that are payable by delivering property other than cash and debt securities with respect to which payments of interest may be deferred.

Backup Withholding and Information Reporting

In general, if you are a noncorporate holder, we or our paying agents may be required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a Discount debt security.

In addition, you may be subject to backup withholding on payments of principal, premium and interest (including OID if any) on, and the proceeds of disposition of, a debt security. Backup withholding only will apply if you :

•	fail to furnish your Taxpayer Identification Number (“TIN”) which, for an individual, is your Social Security number, or furnish an incorrect TIN,

•	are notified by the IRS that you have failed to properly report payments of interest and dividends, or

•

fail to certify, under penalties of perjury, that you have furnished a correct TIN and have not been notified by the IRS that you are subject to backup withholding for failure to report interest or dividend payments.

You should consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Luxembourg Tax Considerations

The following is a general description of certain Luxembourg tax considerations relating to the debt securities. It does not purport to be a complete analysis of all tax considerations relating to the debt securities, whether in Luxembourg or elsewhere. Prospective purchasers of the debt securities should consult their own tax advisers as to which countries’ tax laws could be relevant to acquiring, holding and disposing of the debt securities and receiving payments of interest, principal and/or other amounts under the debt securities and the consequences of such actions under the tax laws of Luxembourg. This summary is based upon the law as in effect on the date of this prospectus. The information contained within this section is limited to taxation issues, and prospective investors should not apply any information set forth below to other areas.

Withholding Tax

All payments of interest and principal by TI Capital in the context of the holding, disposal, redemption or repurchase of the debt securities can be made free and clear of any withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld, or assessed by Luxembourg or any political subdivision or taxing authority thereof or therein, in accordance with the applicable Luxembourg law, subject however to:

(i)	the application of the Luxembourg law of June 21, 2005 implementing the European Union Savings Directive (Council Directive 2003/48/EC) and several agreements concluded with certain dependent or associated territories and providing for the possible application of a withholding tax (20% from July 1, 2008 to June 30, 2011 and 35% from July 1, 2011) on interest paid to certain non-Luxembourg resident investors (individuals and certain types of entities called “residual entities”) in the event of TI Capital appointing a paying agent in Luxembourg within the meaning of the above-mentioned directive if the beneficial owner does not comply with specified information reporting procedures (see “-EU Savings Directive” below) or agreements;

(ii)	the application as regards Luxembourg resident individuals (in the context of their private wealth) of the Luxembourg law of 23 December 2005 which has introduced a 10% final withholding tax on savings income (i.e. with certain exemptions, savings income within the meaning of the Luxembourg law of June 21, 2005 implementing the European Union Savings Directive). This law applies to savings income accrued as from July 1, 2005 and paid as from January 1, 2006.

Responsibility for the withholding of tax in application of the above-mentioned Luxembourg laws of June 21, 2005 and December 23, 2005 is assumed by the Luxembourg paying agent within the meaning of these laws and not by TI Capital.

Taxes on Income and Capital Gains

Holders of debt securities who derive income from such debt securities or who realize a gain on the disposal or redemption thereof will not be subject to Luxembourg taxation on such income or capital gains, subject to the application of the laws of laws of June 21, 2005 and December 23, 2005 referred to above, and unless:

(a)	such holders of debt securities are, or are deemed to be, resident in Luxembourg for Luxembourg tax purposes (or for the purposes of the relevant provisions), or

(b)	such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment, a permanent representative or a fixed base of business in Luxembourg.

Pursuant to the Luxembourg law of July 17, 2008 amending the law of December 23, 2005, Luxembourg individuals acting in the context of their private wealth can opt for a 10% flat taxation on certain interest accrued from July 1, 2005 and paid as of January 1, 2008 and received from a paying agent located in a Member State other than Luxembourg, in a country that is part of the European Economic Area or in certain dependent or associated territories of Member States.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a corporate holder of debt securities unless:

(a)	such holder of debt securities is, or is deemed to be, resident in Luxembourg for the purpose of the relevant provisions; or

(b)	such debt security is attributable to an enterprise or part thereof which is carried on through a permanent establishment, a permanent representative or a fixed base of business in Luxembourg.

The Luxembourg law of December 23, 2005 eliminated the net wealth tax for individuals starting with the year 2006.

Inheritance and Gift Tax

Where the debt securities are transferred for no consideration:

(a)	no Luxembourg inheritance tax is levied on the transfer of the debt securities upon death of a holder of debt securities in cases where the deceased holder was not a resident of Luxembourg for inheritance tax purposes; or

(b)	Luxembourg gift tax will be levied in the event that the gift is made pursuant to a notarial deed signed before a Luxembourg notary or is registered in Luxembourg.

Value Added Tax

There is no Luxembourg value-added tax payable in respect of payments in consideration for the issuance of the debt securities or in respect of the payment of interest or principal under the debt securities or the transfer of a debt security; provided that Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to TI Capital, if for Luxembourg value added tax purposes such services are rendered, or are deemed to be rendered, in Luxembourg and an exemption from value added tax does not apply with respect to such services.

Other Taxes and Duties

It is not compulsory that the debt securities be filed, recorded or enrolled with any court or other authority in Luxembourg or that registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty (other than court fees and contributions for the registration with the Chamber of Commerce) be paid in respect of or in connection with the execution, delivery and/or enforcement by legal proceedings (including any foreign judgment in the courts of Luxembourg) of the debt securities in accordance therewith, except that in the case of court proceedings in a Luxembourg court (including but not limited to a Luxembourg insolvency proceeding), registration of the debt securities may be ordered by the court, in which case the debt securities will be respectively subject to a fixed duty of EUR 12 or an ad valorem duty. Registration would in principle further be ordered, and the same registration duties could be due, when the debt securities are produced, either directly or by way of reference, before an official authority (“autorité constituée”) in Luxembourg.

Residence

A holder of a debt security will not become resident, or deemed to be resident, in Luxembourg by reason only of the holding of such debt security or the execution, performance, delivery and/or enforcement of that or any other debt security.

EU Savings Directive

On June 3, 2003, the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income (“European Union Directive on the Taxation of Savings Income in the Form of Interest Payments” (Council Directi(ve 2003/48/EC)) (“EU Savings Directive”). The EU Savings Directive is, in principle, applied by Member States as from July 1, 2005 and has been implemented in Luxembourg by the laws of June 21, 2005. Under the directive, each Member State is required to provide to the tax authorities of another Member State details of payments of interest within the meaning of the EU Savings Directive or other similar income paid by a paying agent within the meaning of the EU Savings Directive, to an individual resident or certain types of entities called “residual entities”, within the meaning of the EU Savings Directive (the “Residual Entities”), established in that other Member State (or certain dependent or associated territories). For a transitional period, however, Austria, Belgium and Luxembourg are permitted to apply an optional information reporting system whereby if a beneficial owner, within the meaning of the EU Savings Directive, does not comply with one of two procedures for information reporting, the relevant Member State will levy a withholding tax on payments to such beneficial owner. The withholding tax system will apply for a transitional period during which the rate of the withholding is of 20% from July 1, 2008 to June 30, 2011 and 35% as from July 1, 2011. The transitional period is to terminate at the end of first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also with effect from July 1, 2005, a number of non-EU countries (Switzerland, Andorra, Liechtenstein, Monaco and San Marino) and certain dependent or associated territories (Jersey, Guernsey, Isle of Man,

Montserrat, British Virgin Islands, Netherlands Antilles and Aruba) have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a paying agent (within the meaning of the EU Savings Directive) within its jurisdiction to, or collected by such a paying agent for, an individual resident or a Residual Entity established in a Member State. In addition, Luxembourg has entered into reciprocal provision of information or transitional withholding arrangements with those dependent or associated territories in relation to payments made by a paying agent (within the meaning of the EU Savings Directive) in Luxembourg to, or collected by such a paying agent for, an individual resident or a Residual Entity established in one of those territories.

Italian Tax Considerations

The following is a summary of certain Italian tax consequences of the receipt of interest on the debt securities and capital gains upon the disposal thereof by non-Italian investors, along with a summary of the Italian tax treatment of payments which might possibly be made by the Guarantor under the debt securities.

This summary is based upon Italian tax law and practice as in effect on the date of the prospectus and is subject to change, potentially with retroactive effect.

Prospective investors in the debt securities should consult their own advisors regarding the Italian or other tax consequences of the purchase, ownership and disposition of the debt securities in their particular circumstances, including the effect of any state, local or foreign tax laws.

Interest on Debt Securities

Interest payable on debt securities issued by TI Capital to a beneficial owner who is not resident in Italy and is not acting through an Italian permanent establishment is not subject to Italian taxes. To the extent that debt securities are deposited by a non-resident holder in an account with an Italian withholding agent, interest payable to a non-resident beneficial owner is subject to the substitute tax at rates up to 27%, according to the same rules applicable to Italian resident holders, unless the holder produces a declaration of non-residence in Italy. In addition, any element of the proceeds of sale of debt securities by a non-resident holder which represents accrued, and express or implied, interest in respect of such debt securities will be subject to Italian substitute tax if the debt securities are sold through an Italian withholding agent, unless such holder produces a declaration of non-residence and has provided details of the period during which he was the beneficial owner of the debt securities and the interest derived therefrom.

Payments under the Guarantees by Telecom Italia

There is no authority directly on point regarding the Italian tax regime of payments made by Telecom Italia under the guarantees. Accordingly, there can be no assurance that the Italian revenue authorities will not assert an alternative treatment of such payments than that set forth herein or that an Italian court would not sustain such an alternative treatment.

Payments to non-resident holders made by Telecom Italia under the guarantees, which represent interest payable on the debt securities, are subject to the Italian tax regime described above under “—Interest on Debt Securities”.

Capital Gains on Debt Securities

Capital gains realized by non-residents from the sale of debt securities issued by TI Capital are in principle not subject to tax in Italy. However, a 12.5% substitute tax may apply to the extent debt securities are located in the Italian territory if the debt securities are not listed on a regulated market. Although the debt securities are expected to be listed on the regulated market of the Luxembourg Stock Exchange, if the debt securities are not listed on a regulated market such 12.5% substitute tax may apply to the extent the debt securities are located in the Italian territory unless one of the two following sets of requirements is satisfied:

(1)	•	the holder is resident of a country which allows an adequate exchange of information with Italy or, in the case of institutional investors not subject to tax, they are established in such country; and

	•	the relevant Italian withholding agent, if any, receives a self-declaration from the holder of the debt securities which states that the holder is a resident of that country or, in the case of an institutional investor not subject to tax, that the holder is established in that country. The self-declaration, which must be in conformity with the model approved by the Ministry of Economy and Finance (approved in Decree of the Ministry of Economy and Finance of December 12, 2001, published in the Ordinary Supplement No. 287 to the Official Journal No. 301 of December 29, 2001), is valid until revoked by the investor and does not have to be filed if an equivalent self-declaration (including Form 116/IMP) has been submitted to the same intermediary for the same or different purposes; in the case of institutional investors not subject to tax, the institutional investor shall be regarded as the beneficial owner and the relevant self-declaration shall be produced by the management company;

or

(2)	•	the holder is resident in a country which has entered into a double taxation convention with Italy that provides for the exclusive right to tax such gains in the holder’s country of residence; and

	•	the relevant Italian withholding agent, if any, receives a declaration signed by the tax authorities of the country of residence of the holder of the debt securities which states that the holder is a resident of that country for tax purposes and a declaration by the holder that it meets all other conditions for the applicability of such double taxation convention.

Early Redemption

The early redemption of debt securities with a maturity period of no less than 18 months issued by a non-resident company, if occurring before expiration of the first 18 months, in certain cases may trigger the liability for the holder of a 20% surtax to be paid on all interest and other proceeds accrued until the date of early redemption.

In any event, the 20% surtax applies only if the holder of the debt securities is resident in Italy at the date of the early redemption. Conversely, no surtax applies if the holder is not resident in Italy, even if the debt securities are deposited by the non-resident holder in an account with an Italian withholding agent (provided that the holder produces a declaration of non-residence in Italy).

EU savings directive

The Council of the European Union has adopted a directive on June 3, 2003 regarding the taxation of savings income (Directive 2003/48/EC) (the “Directive”). Italy has implemented the Directive through Legislative Decree No. 84 of April 18, 2005 (“Decree 84/2005”). Under Decree 84/2005, subject to a number of important conditions being met, with respect to interest paid starting from July 1, 2005 (including the case of interest accrued on the debt securities at the time of their disposal) to individuals which qualify as beneficial owners of the interest payment and are resident for tax purposes in another EU Member State or in a dependent or associated territory under the relevant international agreement (currently, Jersey, Guernsey, Isle of Man, Netherlands Antilles, British Virgin Islands, Turks and Caicos, Cayman Islands, Montserrat, Anguilla and Aruba), Italian qualified paying agents (i.e. banks, SIMs, fiduciary companies, SGRs resident for tax purposes in Italy, permanent establishments in Italy of non-resident persons and any other economic operator resident for tax purposes in Italy paying interest for professional or commercial reasons) shall report to the

Italian tax authorities details of the relevant payments and personal information on the individual beneficial owner. Such information is transmitted by the Italian tax authorities to the competent foreign tax authorities of the State of residence of the beneficial owner. In certain circumstances, the same reporting requirements must be complied with also in respect of interest paid to an entity established in another EU Member State, other than legal persons (with the exception of certain Finnish and Swedish entities), whose profits are taxed under general arrangements for business taxation and, in certain circumstance, UCITS recognized in accordance with Directive 85/611/EEC.

Either payments of interest on the debt securities or the realization of the accrued interest through the sale of the notes would constitute “payments of interest” under Article 6 of the Directive and, as far as Italy is concerned, Article 2 of Decree 84/2005. Accordingly, such payment of interest arising out of the debt securities would fall within the scope of the Directive being the notes issued after March 1, 2001.

PLAN OF DISTRIBUTION

We may offer the debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a particular offering of debt securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of debt securities underwritten or purchased by each of them;

•	the purchase price of the debt securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	the securities exchange on which such debt securities will be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in an offering of debt securities, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the underwriters will not be obligated to purchase debt securities unless specified conditions are satisfied, and if the underwriters do purchase any debt securities, they will be obligated to purchase all debt securities contemplated in an offering.

Dealers

If dealers are utilized in the sale of debt securities, we will sell such debt securities to the dealers as principals. The dealers may then resell such debt securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Direct Sales

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Agents

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Indemnification

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Market Making

Each series of debt securities will be a new issue of securities and, unless we reopen a series, will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We intend to apply to list each series of the debt securities on a recognized securities exchange. No assurance can be given that there will be a market for the debt securities.

Delayed Delivery Arrangements

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

VALIDITY OF DEBT SECURITIES AND GUARANTEES

The validity of the debt securities in respect of which this prospectus is being delivered and other matters of Luxembourg law will be passed upon for TI Capital by Kremer Associés & Clifford Chance. The validity of the guarantees under Italian law relating to the debt securities offered through this prospectus and other matters of Italian law will be passed upon for Telecom Italia by Labruna Mazziotti Segni. The validity of the debt securities and guarantees under New York law and certain matters of United States law relating to the debt securities and guarantees offered through this prospectus will be passed upon for Telecom Italia and TI Capital by Morgan, Lewis & Bockius LLP. Certain matters of Italian tax law will be passed upon for Telecom Italia by Maisto e Associati Associazione Professionale.

EXPERTS

The consolidated financial statements of Telecom Italia appearing in Telecom Italia’s Annual Report (Form 20-F) for the year ended December 31, 2007, and the effectiveness of Telecom Italia’s internal control over financial reporting as of December 31, 2007, have been audited by Reconta Ernst & Young S.p.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Reconta Ernst & Young S.p.A. pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrants have obtained liability insurance for the members of their respective Boards of Directors and certain of their officers. This includes insurance against liabilities under the Securities Act of 1933, as amended.

ITEM 9. EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

4.1	Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.2	First Supplemental Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.3	Second Supplemental Indenture, dated as of September 28, 2005, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.4	Third Supplemental Indenture, dated as of July 18, 2006, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.5	Fourth Supplemental Indenture, dated as of June 4, 2008, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York, as Trustee.

4.6	Form of Debt Securities (contained in Exhibit 4.1).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

5.2	Opinion of Kremer Associés & Clifford Chance.

5.3	Opinion of Labruna Mazziotti Segni.

23.1	Consent of Reconta Ernst & Young S.p.A., independent registered public accounting firm, dated December 23, 2008, relating to their report on the consolidated financial statements of Telecom Italia S.p.A. at December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.3	Consent of Kremer Associés & Clifford Chance (included in Exhibit 5.2).

23.4	Consent of Labruna Mazziotti Segni (included in Exhibit 5.3).

23.5	Consent of Maisto e Associati Associazione Professionale.

24.1	Powers of Attorney (included on signature page).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.

ITEM 10. UNDERTAKINGS

A. The Registrants hereby undertake:

(1) To file, (if and to the extent then required by the applicable rules of the SEC) during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Telecom Italia pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph A(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Telecom Italia pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

B. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Telecom Italia’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on the 29th day of December, 2008.

TELECOM ITALIA CAPITAL

By:	/s/ ADRIANO TRAPLETTI
Name:	Adriano Trapletti
Title:	Managing Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Adriano Trapletti and Andrea Balzarini, acting singly, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of December, 2008, by the following persons in the capacities indicated.

Signature	Title

/s/ FRANCESCO TANZI Francesco Tanzi	Chairman

/s/ ADRIANO TRAPLETTI Adriano Trapletti	Managing Director (Principal Executive Officer)

/s/ ANDREA MORANDOTTI Andrea Morandotti	Financial Officer (Principal Financial and Accounting Officer)

/s/ ALEX BOLIS Alex Bolis	Director

/s/ ANDREA BALZARINI Andrea Balzarini	Director

/s/ JACQUES LOESCH Jacques Loesch	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below on December 29, 2008 in New York, New York by the undersigned as the fully authorized representative of Telecom Italia Capital in the United States.

TELECOM ITALIA SPARKLE OF NORTH AMERICA, INC.

By:	/s/ SAL J. DEROSA
Name:	Sal J. DeRosa
Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy on the 29th day of December, 2008.

TELECOM ITALIA S.P.A.

By:	/s/ FRANCO BERNABÈ
Name:	Franco Bernabè
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Franco Bernabè and Marco Patuano, acting singly, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 29th day of December, 2008, by the following persons in the capacities indicated.

Signature	Title

/s/ GABRIELE GALATERI DI GENOLA Gabriele Galateri di Genola	Chairman of the Board of Directors

/s/ FRANCO BERNABÈ Franco Bernabè	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARCO PATUANO Marco Patuano	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ CÉSAR ALIERTA IZUEL César Alierta Izuel	Director

/s/ PAOLO BARATTA Paolo Baratta	Director

Tarak Ben Ammar	Director

Signature	Title

Roland Berger	Director

/s/ ELIO COSIMO CATANIA Elio Cosimo Catania	Director

/s/ JEAN PAUL FITOUSSI Jean Paul Fitoussi	Director

/s/ BERARDINO LIBONATI Berardino Libonati	Director

/s/ JULIO LINARES LÓPEZ Julio Linares López	Director

/s/ GAETANO MICCICHÈ Gaetano Miccichè	Director

/s/ ALDO MINUCCI Aldo Minucci	Director

Gianni Mion	Director

Renato Pagliaro	Director

/s/ LUIGI ZINGALES Luigi Zingales	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below on December 29, 2008 in New York, New York by the undersigned as the fully authorized representative of Telecom Italia S.p.A. in the United States.

TELECOM ITALIA SPARKLE OF NORTH AMERICA, INC.

By:	/s/ SAL J. DEROSA
Name:	Sal J. DeRosa
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

4.1	Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.2	First Supplemental Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.3	Second Supplemental Indenture, dated as of September 28, 2005, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.4	Third Supplemental Indenture, dated as of July 18, 2006, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee.

4.5	Fourth Supplemental Indenture, dated as of June 4, 2008, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and The Bank of New York, as Trustee.

4.6	Form of Debt Securities (contained in Exhibit 4.1).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

5.2	Opinion of Kremer Associés & Clifford Chance.

5.3	Opinion of Labruna Mazziotti Segni.

23.1	Consent of Reconta Ernst & Young S.p.A., independent registered public accounting firm, dated December 23, 2008, relating to their report on the consolidated financial statements of Telecom Italia S.p.A. at December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.3	Consent of Kremer Associés & Clifford Chance (included in Exhibit 5.2).

23.4	Consent of Labruna Mazziotti Segni (included in Exhibit 5.3).

23.5	Consent of Maisto e Associati Associazione Professionale.

24.1	Powers of Attorney (included on signature page).

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.